Exhibit 24(c)

POWER OF ATTORNEY OF COMPANY DIRECTOR

KNOW ALL MEN BY THESE PRESENTS, that the undersigned member of the board of directors of Oncor Electric Delivery Company LLC constitutes and appoints E. Allen Nye, Jr. and Kevin R. Fease and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute or caused to be executed electronically, in his name and on his behalf, in any and all capacities, a Post-Effective Amendment to that certain Registration Statement on Form S-1, Securities and Exchange Commission file number 333-176464 (which Registration Statement may constitute post-effective amendments to registration statements previously filed with the Securities and Exchange Commission), and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and further amendments, including post-effective amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney expressly provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney and subject hereof.

/s/ Rhys Evenden

Rhys Evenden

Dated: October 21, 2014